Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of Common Stock, $0.0001 par value per share, of Grindr, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this May 20, 2024.

LONGVIEW CAPITAL SVH LLC

By:	/s/ James Fu Bin Lu
Name:	James Fu Bin Lu
Title:	Member

LONGVIEW GRINDR HOLDINGS LIMITED

By:	/s/ James Fu Bin Lu
Name:	James Fu Bin Lu
Title:	Director

LONGVIEW CAPITAL HOLDINGS LLC

By:	/s/ James Fu Bin Lu
Name:	James Fu Bin Lu
Title:	Member

JAMES FU BIN LU

By:	/s/ James Fu Bin Lu